Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE

          THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) is dated as of November 30, 2012, among VALIDUS UPS, LTD., a Bermuda exempted company (the “Successor Company”), VALIDUS HOLDINGS, LTD., a Bermuda exempted company (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

          WHEREAS, Flagstone Reinsurance Holdings (Bermuda) Limited, a Bermuda exempted company (the “Company”) (as successor in interest to Flagstone Reinsurance Holdings, S.A., as successor in interest to Flagstone Reinsurance Holdings Limited) has executed and delivered to the Trustee a Junior Subordinated Indenture, dated as of August 23, 2006, between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of May 17, 2010, and the Second Supplemental Indenture, dated as of November 30, 2012 (collectively, the “Indenture”), providing for the issuance of its floating rate, unsecured junior subordinated deferrable interest notes (the “Securities”);

          WHEREAS, the Trustee has heretofore authenticated, and the Company has heretofore issued $120,000,000 aggregate principal amount of Floating Rate Deferrable Interest Subordinated Notes due 2036 under the Indenture (the “Outstanding Notes”);

          WHEREAS, on the date hereof, the Company will merge with and into the Successor Company, a wholly-owned subsidiary of the Guarantor, with the Successor Company as the survivor (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated as of August 30, 2012, among Flagstone Reinsurance Holdings, S.A., a Luxembourg société anonyme, the Company, the Guarantor and the Successor Company (the “Merger Agreement”);

          WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Successor Company will assume all of the obligations of the Company under the Indenture and the Securities, and the Guarantor will provide full and unconditional guarantees (the “Guarantees”) of the obligations of the Successor Company under the Indenture and the Securities on the terms and conditions set forth herein and therein;

          WHEREAS, Section 8.1 of the Indenture provides, in part, that the Company may merge into any other Person or transfer all or substantially all of its properties and assets as an entirety to another Person provided that (a) (i) the Successor Company is an entity organized and existing under the laws of the United States of America or any State or Territory thereof, the District of Columbia, Bermuda, the Cayman Islands or any country, which is a member state of the Organization for Economic Cooperation and Development and (ii) the Successor Company expressly assumes, by an indenture supplement executed and delivered to the Trustee, the due and punctual payment of the principal of and any premium and interest (including any Additional Interest) on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed; (b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have happened and be continuing; and (c) an Officers’ Certificate and an Opinion of Counsel have been delivered to the Trustee, each stating that such transfer and the supplemental indenture comply with Article VIII of the Indenture and that all conditions precedent provided for in the Indenture relating to such transfer have been complied with;

          WHEREAS, Section 9.1 of the Indenture provides, in part, that the Company and the Trustee may amend the Indenture without notice or consent of any Holder (a) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company in the Indenture and in the Securities and (b) to make or amend any provisions with respect to matters or questions arising under the Indenture, which shall not be inconsistent with the other provisions of the Indenture, provided, that such action shall not adversely affect in any material respect the interests of any Holders;

          WHEREAS, the Successor Company, pursuant to Section 8.1(c) and Section 9.3 of the Indenture and in accordance with Section 1.2 of the Indenture, has delivered to the Trustee, or caused to be delivered to the Trustee on its behalf, an Opinion of Counsel and an Officers’ Certificate, dated as of the date hereof, stating (a) that the Merger and this Third Supplemental Indenture each complies with Article VIII of the Indenture, (b) that all conditions and covenants provided for in the Indenture relating to the Merger have been complied with and (c) that the execution of this Third Supplemental Indenture is authorized or permitted by the Indenture and all conditions and covenants provided for in the Indenture relating thereto have been complied with; and

          WHEREAS, all things necessary (a) to authorize the assumption by the Successor Company of the Company’s obligations under the Indenture, (b) to authorize the Guarantor’s Guarantees of the obligations of the Successor Company under the Indenture and the Securities and (c) to make this Third Supplemental Indenture when executed by the parties hereto a valid and binding amendment of and supplement to the Indenture have been done and performed.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. Definitions. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

2. Assumption of Obligations. The Successor Company hereby expressly assumes, from and after the date hereof, the due and punctual payment of the principal of and any premium and interest (including any Additional Interest) on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

3. Succession and Substitution. The Successor Company, from and after the date hereof, by virtue of the aforesaid assumption and the delivery of this Third Supplemental Indenture, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the Company shall be discharged from all obligations and covenants under the Indenture and the Securities.

4. Guarantee.

          The following Sections 13.1 through and including Section 13.8 shall be added as a new Article XIII of the Indenture, and shall hereinafter be deemed a part of the Indenture and applicable to the Outstanding Notes. The following definition shall apply to Article XIII of the Indenture, as amended hereby: “Guarantor” shall mean Validus Holdings, Ltd., a Bermuda exempted company.

          Section 13.1. Guarantees.

          (a) With respect to each series of Securities to which this Article XIII is expressly made applicable, the Guarantor hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee and its successors and assigns (i)(a) the full and punctual payment of principal and interest (including any Additional Interest) on the Securities of such Holder when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company to the Holders and the Trustee under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities and (ii) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal (all of the foregoing being hereinafter collectively called the “Guarantees”).

          (b) The Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guarantees and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Securities or the Guarantees. The Guarantees hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guarantees or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guarantees or (vi) any change in the ownership of the Guarantor.

          (c) The Guarantor further agrees that its Guarantees hereunder constitute a guarantee of payment, performance and compliance when due (and not a guarantee of collection).

          (d) The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or failure to enforce the provisions of any Security or this Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto (unless the same shall also be provided the Guarantor), by the Holder of any Security or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall, without the consent of the Guarantor, increase the principal amount of a Security or the interest rate thereon or increase any premium payable upon redemption thereof. The Guarantees shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantees or otherwise. Without limiting the generality of the foregoing, the Guarantor covenants that the Guarantees shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

          (e) The Guarantor further agrees that the Guarantees shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, premium, if any, or interest on any Security is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          (f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium on, if any, or interest on any Security when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other obligation under the Securities, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such obligations under such Securities, (ii) accrued and unpaid interest on such obligations under such Securities (but only to the extent not prohibited by law) and (iii) all other monetary obligations with respect to such Securities and under the Indenture of the Company to the Holders and the Trustee.

          (g) The Guarantor will be subrogated to all rights of the Holders against the Company in respect of any amount paid by the Guarantor pursuant to the provisions of the Guarantees; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium on, if any, and interest on such Securities shall have been paid in full. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations with respect to the Securities hereby may be accelerated as provided herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations with respect to such Securities, and (y) in the event of any declaration of acceleration of such obligations as provided herein, the Guarantees (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Article XIII.

          (h) The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Article XIII.

          Section 13.2. Successors and Assigns.

          This Article XIII shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          Section 13.3. No Waiver.

          Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XIII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XIII at law, in equity, by statute or otherwise.

          Section 13.4. Modification.

          No modification, amendment or waiver of any provision of this Article XIII, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          Section 13.5. Notation of Guarantees Not Required.

          The Guarantor hereby agrees that the Guarantees set forth in this Article XIII shall remain in full force and effect notwithstanding the absence on any Security of a notation relating to the Guarantees.

          Section 13.6. Benefits Acknowledged.

          The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantees and waivers made by it pursuant to its Guarantees are knowingly made in contemplation of such benefits.

          Section 13.7. Release of Guarantees.

          Provided that no notice that an Event of Default has occurred and is continuing has been delivered to the Holders, the Guarantees shall be automatically and unconditionally released and discharged, and no further action by the Guarantor, the Company or the Trustee is required for the release of the Guarantees, upon the Company delivering to the Trustee an Officers’ Certificate stating that the Guarantees are released in full.

          Section 13.8 Limitation on Guarantor Liability.

          The Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantees of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to the Guarantees. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws and after giving effect to any collections from, result in the obligations of the Guarantor under its Guarantees not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

5. Subordination of Guarantees.

          The following Sections 14.1 through and including Section 14.12 shall be added as a new Article XIV of the Indenture, and shall hereinafter be deemed a part of the Indenture and applicable to the Outstanding Notes.

          Section 14.1. Securities Subordinate to Senior Debt of the Guarantor.

          The Guarantor covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XIV, the payment of the principal of and any premium and interest (including any Additional Interest) on each and all of the Securities pursuant to the Guarantees are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Guarantor.

          Section 14.2. No Payment When Senior Debt of the Guarantor in Default; Payment Over of Proceeds Upon Dissolution, Etc.

          In the event and during the continuation of any default by the Guarantor in the payment of any principal of or any premium or interest on any Senior Debt of the Guarantor (following any grace period, if applicable) when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, upon written notice of such default to the Guarantor by the holders of such Senior Debt of the Guarantor or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made pursuant to the Guarantees on account of the principal of or any premium or interest (including any Additional Interest) on any of the Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Securities.

          In the event of a bankruptcy, insolvency or other proceeding involving the Guarantor described in clause (d) or (e) of the definition of Event of Default (each such event, if any, herein sometimes referred to as a “Proceeding”), all Senior Debt of the Guarantor (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any of the Securities on account thereof pursuant to the Guarantees. Any payment or distribution, whether in cash, securities or other property (other than securities of the Guarantor or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Guarantees, to the payment of all Senior Debt of the Guarantor at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Securities pursuant to the Guarantees shall be paid or delivered directly to the holders of Senior Debt of the Guarantor in accordance with the priorities then existing among such holders until all Senior Debt of the Guarantor (including any interest thereon accruing after the commencement of any Proceeding) shall have been paid in full.

          Section 14.3. Payment Permitted If No Default.

          Nothing contained in this Article XIV or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Guarantor, at any time, except during the pendency of the conditions described in paragraph (a) of Section 14.2 or of any Proceeding referred to in Section 14.2, from making payments at any time of principal of and any premium or interest (including any Additional Interest) on the Securities pursuant to the Guarantees or (b) the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of and any premium or interest (including any Additional Interest) on the Securities pursuant to the Guarantees or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge (in accordance with Section 14.8) that such payment would have been prohibited by the provisions of this Article XIV, except as provided in Section 14.8.

          Section 14.4. Subrogation to Rights of Holders of Senior Debt of the Guarantor.

          Subject to the payment in full of all amounts due or to become due on all Senior Debt of the Guarantor, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt of the Guarantor, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt of the Guarantor pursuant to the provisions of this Article XIV (equally and ratably with the holders of all indebtedness of the Guarantor that by its express terms is subordinated to Senior Debt of the Guarantor to substantially the same extent as the Guarantees are subordinated to the Senior Debt of the Guarantor and are entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt of the Guarantor) to the rights of the holders of such Senior Debt of the Guarantor to receive payments and distributions of cash, property and securities applicable to the Senior Debt of the Guarantor until the principal of and any premium and interest (including any Additional Interest) on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior

Debt of the Guarantor of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled under the Guarantees except for the provisions of this Article XIV, and no payments made pursuant to the provisions of this Article XIV to the holders of Senior Debt of the Guarantor by Holders of the Securities or the Trustee, shall, as among the Guarantor, its creditors other than holders of Senior Debt of the Guarantor, and the Holders of the Securities, be deemed to be a payment or distribution by the Guarantor to or on account of the Senior Debt of the Guarantor.

          Section 14.5. Provisions Solely to Define Relative Rights.

          The provisions of this Article XIV are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities under the Guarantees on the one hand and the holders of Senior Debt of the Guarantor on the other hand. Nothing contained in this Article XIV or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Guarantor and the Holders of the Securities, the obligations of the Guarantor under the Guarantees, which are absolute and unconditional, to pay to the Holders of the Securities the principal of and any premium and interest (including any Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms, (b) affect the relative rights against the Guarantor of the Holders of the Securities under the Guarantees and creditors of the Guarantor other than their rights in relation to the holders of Senior Debt of the Guarantor or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, including filing and voting claims in any Proceeding, subject to the rights, if any, under this Article XIV of the holders of Senior Debt of the Guarantor to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder. In addition, nothing contained in this Article XIV is intended to or shall apply to or affect any amounts payable or paid to the Trustee (including in its individual capacity) pursuant to Sections 1.15 or 6.6.

          Section 14.6. Trustee to Effectuate Subordination.

          Each Holder of a Security by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article XIV and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

          Section 14.7. No Waiver of Subordination Provisions.

          No right of any present or future holder of any Senior Debt of the Guarantor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of paragraph (a) of this Section 14.7, the holders of Senior Debt of the Guarantor may, at any time and from to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to such Holders of the Securities and without impairing or releasing the subordination provided in this Article XIV or the obligations hereunder of such Holders of the Securities to the holders of Senior Debt of the Guarantor, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt of the Guarantor, or otherwise amend or supplement in any manner Senior Debt of the Guarantor or any instrument evidencing the same or any agreement under which Senior Debt of the Guarantor is outstanding, (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt of the Guarantor, (iii) release any Person liable in any manner for the payment of Senior Debt of the Guarantor and (iv) exercise or refrain from exercising any rights against the Guarantor and any other Person.

          Section 14.8. Notice to Trustee.

          The Guarantor shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Guarantor that would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the Guarantees. Notwithstanding the provisions of this Article XIV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the Guarantees, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Guarantor or a holder of Senior Debt of the Guarantor or from any trustee, agent or representative therefor; provided, that if the Trustee shall not have received the notice provided for in this Section 14.8 at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, the payment of the principal of and any premium on or interest (including any Additional Interest) on any Security pursuant to the Guarantees), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

          The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Debt of the Guarantor (or a trustee, agent, representative or attorney-in-fact therefor) to establish that such notice has been given by a holder of Senior Debt of the Guarantor (or a trustee, agent, representative or attorney-in-fact therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt of the Guarantor to participate in any payment or distribution pursuant to this Article XIV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIV, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          Section 14.9. Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets of the Guarantor referred to in this Article XIV, the Trustee and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt of the Guarantor and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.

          Section 14.10. Trustee Not Fiduciary for Holders of Senior Debt of the Guarantor.

          The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Guarantor and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Guarantor or to any other Person cash, property or securities to which any holders of Senior Debt of the Guarantor shall be entitled by virtue of this Article XIV or otherwise.

          Section 14.11. Rights of Trustee as Holder of Senior Debt of the Guarantor; Preservation of Trustee’s Rights.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIV with respect to any Senior Debt of the Guarantor that may at any time be held by it, to the same extent as any other holder of Senior Debt of the Guarantor, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          Section 14.12. Article Applicable to Paying Agents.

          If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XIV shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XIV in addition to or in place of the Trustee; provided, that Sections 14.8 and 14.11 shall not apply to the Guarantor or any Affiliate of the Guarantor if the Company or such Affiliate acts as Paying Agent.

6. Representations and Warranties.

          (a) The Successor Company hereby represents and warrants that (i) it has all necessary power and authority to execute and deliver this Third Supplemental Indenture and to perform the covenants and obligations of the Company under the Indenture and the Securities, (ii) it is the successor of the Company pursuant to the Merger, (iii) it is a Bermuda exempted company organized and existing under the laws of Bermuda, (iv) both immediately before and after giving effect to this Third Supplemental Indenture, no Event of Default, and no event that, after notice or lapse of time or both, would consitute an Event of Default, shall have happened and be continuing and (v) this Third Supplemental Indenture is executed and delivered pursuant to Section 9.1(a) of the Indenture and does not require consent of any Holders.

          (b) The Guarantor hereby represents and warrants that (i) it has all necessary power and authority to execute and deliver this Third Supplemental Indenture and to perform its obligations under the terms of the Guarantees contemplated hereby, (ii) it is a corporation organized and existing under the laws of Bermuda and (iii) this Third Supplemental Indenture is executed and delivered pursuant to Section 9.1(b) of the Indenture and does not require the consent of any Holders.

7. Submission to Jurisdiction.

          (a) The Successor Company agrees that any judicial proceedings instituted in relation to any matter arising under the Indenture, this Third Supplemental Indenture or the Securities may be brought in any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York to the extent that such court has subject matter jurisdiction over the controversy, and, by execution and delivery of this Third Supplemental Indenture, the Successor Company hereby irrevocably accepts, generally and unconditionally, the jurisdiction of the aforesaid courts, acknowledges their competence and irrevocably agrees to be bound by any judgment rendered in such proceeding.

          (b) The Guarantor agrees that any judicial proceedings instituted in relation to any matter arising under the Guarantees may be brought in any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York to the extent that such court has subject matter jurisdiction over the controversy, and, by execution and delivery of this Third Supplemental Indenture, the Guarantor hereby irrevocably accepts, generally and unconditionally, the jurisdiction of the aforesaid courts, acknowledges their competence and irrevocably agrees to be bound by any judgment rendered in such proceeding.

8. Effectiveness and Operativeness. This Third Supplemental Indenture shall be deemed to have become effective, and the provisions provided for in this Third Supplemental Indenture shall be deemed to have become operative, immediately upon consummation of the Merger, provided, that:

          (a) the Trustee shall have executed a counterpart of this Third Supplemental Indenture and shall have received one or more counterparts of this Third Supplemental Indenture executed by the Successor Company and the Guarantor;

          (b) the Trustee shall have received the Officers’ Certificate and Opinion of Counsel described in the recitals of this Third Supplemental Indenture; and

          (c) the Trustee shall have received a copy of a Board Resolution of the Company authorizing this Third Supplemental Indenture.

9. Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

10. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11. Trustee Makes No Representations. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture. The recitals contained herein shall be taken as the statements of the Successor Company and the Guarantor and the Trustee assumes no responsibility for their correctness.

12. Counterparts. The parties hereto may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

13. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

14. Addresses for Notices. All notices or other communications to be addressed to the Company as contemplated by Section 1.5 of the Indenture shall be addressed as follows:

(a)	if to the Successor Company:

Validus UPS, Ltd.
29 Richmond Road
Pembroke HM 08, Bermuda
Attention: Treasurer

with a copy to:

Validus UPS, Ltd.
29 Richmond Road
Pembroke HM 08, Bermuda
Attention: General Counsel

(b)	if to the Guarantor:

Validus Holdings, Ltd.
29 Richmond Road
Pembroke HM 08, Bermuda
Attention: Treasurer

with a copy to:

Validus Holdings, Ltd.
29 Richmond Road
Pembroke HM 08, Bermuda
Attention: General Counsel

*   *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

VALIDUS UPS, LTD

By:	/s/ Jeffrey D. Sangster

Name: Jeffrey D. Sangster
Title: Chief Financial Officer

VALIDUS HOLDINGS, LTD.

By:	/s/ Joseph E. Consolino

Name: Joseph E. Consolino
Title: President and Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Kenneth Helbig

Name: Kenneth Helbig
Title: Vice President

[Signature Page to Third Supplemental Indenture]